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                           PACIFICORP STOCK INCENTIVE PLAN
                              RESTRICTED STOCK AGREEMENT
                                 (PERFORMANCE BASED)


          This Restricted Stock Agreement ("Agreement") is made effective as of February 10, 1998, between PacifiCorp, an Oregon corporation (the "Company") and _______________________ (the "Employee").

          In consideration of the agreements set forth below, the Company and the Employee agree as follows:

     1. STOCK AWARD. Pursuant to the Company's Stock Incentive Plan (the "Plan"), which was approved by the Company's shareholders on May 14, 1997, the Company hereby awards to the Employee ______ shares (the "Grant Shares") of the Company's Common Stock for calendar year _____ (the "Grant Year"). The Grant Shares shall be owned by the Employee subject to the terms and conditions of this Agreement and the Plan, a copy of which has been provided to the Employee. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     2.   SHARES PURCHASED ON OPEN MARKET; ESCROW.

          2.1 MARKET PURCHASE. As soon as practicable after execution of this Agreement by the Company and the Employee, the Company shall pay to a securities broker or other third party an amount equal to the market price of the Grant Shares, with instructions to purchase the Grant Shares on the open market in the Employee's name and to deliver the certificates representing the Grant Shares into escrow pursuant to Section 2.2 of this Agreement. For purposes of administrative convenience, the Company shall have the authority to determine the number of certificates to be issued in the Employee's name and the denomination of each certificate.

          2.2 ESCROW. For purposes of facilitating the enforcement of Sections 3 and 5 of this Agreement, the Grant Shares purchased pursuant to Section
     2.1 shall be delivered to a person or persons designated by the Company to serve as escrow holder (individually or jointly, as applicable, the "Escrow Holder"). The Escrow Holder may be an employee of the Company. Upon delivery into escrow of the certificates representing the Grant Shares, the Employee shall deliver to the Escrow Holder duly executed stock powers with respect to each certificate. The Escrow Holder shall hold the certificates and associated stock powers in escrow and shall release the Grant Shares to the Company or the Employee, as applicable, only in accordance with Section 7 of this Agreement. The Employee hereby acknowledges that the Company's designee is appointed as the Escrow Holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is irrevocable. The Employee agrees that said Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent with respect thereto.

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     3.   VESTING OF THE GRANT SHARES; FORFEITURE.

          3.1 DEFINITION OF "TERMINATION OF EMPLOYMENT". A "Termination of Employment" shall be deemed to occur on the date on which the Employee ceases to be employed on a continuous full time basis by the Company or a subsidiary of the Company for any reason or no reason, with or without cause. The Employee shall not be treated as having a Termination of Employment during the time the Employee is receiving long term disability benefits provided by the Company or a subsidiary of the Company, unless the Employee has received formal written notice of termination.

          3.2  VESTING.

               (a) REGULAR VESTING SCHEDULE. 25 percent of the Grant Shares shall become non-forfeitable ("Vested") on each succeeding February 15, starting with the February 15 following the end of the Grant Year, if the following two conditions are satisfied:

                    (i) The Employee does not have a Termination of Employment prior to such February 15; and

                    (ii) The Employee satisfies the Annual Purchase Requirement described in Section 4 with respect to the calendar year that ended on the December 31 immediately preceding such February 15.

               (b) ACCELERATED VESTING. Any unvested Grant Shares shall become fully Vested upon the occurrence of any of the following:

                    (i) Termination of Employment within two years after the date on which any one of the events described in subparagraphs
               (A), (B) or (C) below occur, or upon an "Employer Disposition" described in subparagraph (D) below, unless the Employee becomes employed by the Company or a subsidiary of the Company within 120 days after such Employer Disposition occurs:

                          (A) TENDER OR EXCHANGE OFFER.  A tender or exchange
                    offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least 20 percent of the outstanding Common Stock; or

                          (B) 20 PERCENT OWNER.  The Company receives a report

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                    on Schedule 13D under the Exchange Act reporting the
                    beneficial ownership by any person of 20 percent or more of the Company's outstanding Common Stock; or

                          (C) BOARD OF DIRECTORS.  During any period of 12
                    months or less, individuals who at the beginning of such period constituted a majority of the Company's Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

                          (D) EMPLOYER DISPOSITION.  All the equity ownership of
                    the subsidiary of the Company employing the Employee is disposed of and as a result, no part of such equity ownership is held by the Company or one of its subsidiaries.

                    (ii) January 1 following the death of the Employee;

                    (iii) January 1 following the Retirement of the Employee
               after age 55 and completion of at least 5 "years of service" within the meaning of the tax qualified defined benefit plan maintained by the Employee's employer or, if no such defined benefit plan exists, the Company's defined benefit plan; or

                    (iv) Receipt by the Employee of formal written notice of
               termination following the permanent and total disability of the Employee, which shall mean any medically determinable physical or mental impairment that renders the Employee unable to engage in any substantial gainful activity and can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          3.3 FORFEITURE. An Employee shall forfeit to the Company all or a portion of the Grant Shares upon any of the following:

               (a) TERMINATION OF EMPLOYMENT. If the Employee has a Termination of Employment that is not described in 3.2(b), the Employee shall forfeit any portion of the Grant Shares that is not Vested under 3.2(a).

               (b) FAILURE TO MEET ANNUAL PURCHASE REQUIREMENT. If the Employee fails to meet the Annual Purchase Requirement described in
          Section 4 for a calendar year, the Employee shall forfeit the Grant Shares that would have become Vested on the February 15 following the end of that year under 3.2(a). In the calendar year in which the Employee has a Retirement as described in 3.2(b) (iii), the Employee shall forfeit the Grant Shares that would have become vested

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          on the February 15 following the end of that year unless the Employee meets a prorated Annual Purchase Requirement based on the number of days in the calendar year elapsed on the Retirement date.

               (c) ATTEMPTED TRANSFER OF SHARES NOT VESTED. If an attempt is made to assign, encumber, pledge or otherwise transfer any Grant Shares before they are Vested, in violation of Section 5, the Employee shall forfeit all of the Grant Shares with respect to which the attempt was made.

     4.   ANNUAL PURCHASE REQUIREMENT.

          4.1  DEFINITIONS.

               (a) TARGET SHARES. The term "Target Shares" shall mean shares of PacifiCorp Common Stock "beneficially owned" by the Employee within the meaning of Rule 16a-1 (a) (2) promulgated under the Securities Exchange Act of 1934. All shares granted under the Plan shall constitute Target Shares, whether or not Vested.

               (b) BASE SALARY. The term "Base Salary" shall mean, with respect to each calendar year commencing with the Grant Year, the Employee's annual regular salary as in effect on January 1 of such calendar year.

               (c) STOCK OWNERSHIP TARGET. The term "Stock Ownership Target" shall mean, with respect to each calendar year commencing with the Grant Year, a dollar amount equal to _______ times the Employee's Base Salary for such calendar year.

               (d) ANNUAL PURCHASE PERCENTAGE. The term "Annual Purchase Percentage" shall mean, with respect to each calendar year commencing with the Grant Year, the number equal to the total value of all of the Target Shares purchased by or at the direction of the Employee on the open market or under the Company's K Plus Employee Savings and Stock Ownership Plan (the "K Plus Plan") or under the Company's Compensation Reduction Plan during the calendar year, less the total value of all of the Target Shares with respect to which the Employee disposed of beneficial ownership during the calendar year, divided by the Employee's Base Salary for the calendar year:

                       Annual             Value of Target     Value of Target
                     Purchase  =         Shares Purchased  -  Shares Disposed
                    Percentage           -------------------------------------
                                                     Base Salary

          ; PROVIDED that for purposes of this calculation each Target Share purchased or disposed of during the calendar year shall be valued at the purchase or disposition price thereof.

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               (e)  MINIMUM OWNERSHIP TARGET.  The term "Minimum Ownership
          Target" shall mean, with respect to each calendar year commencing with the Grant Year, a dollar amount equal to ______ times the Employee's Base Salary for such calendar year.

          4.2  ANNUAL PURCHASE REQUIREMENT.

               (a) VALUATION. As soon as practicable following January 1 of each of the four calendar years commencing with the year following the Grant Year, the Company shall conduct a valuation of all the Target Shares held by the Employee on such January 1. For purposes of this valuation, each share of PacifiCorp Common Stock shall be deemed to have a value equal to the average closing price of such stock on the New York Stock Exchange over the 20 trading days immediately preceding the January 1 of the year in which the valuation is being conducted.

               (b) STOCK OWNERSHIP TARGET NOT MET. If the Target Shares held by the Employee as of January 1 of a calendar year, when valued in accordance with Section 4.2 (a), have a value less than the employee's Stock Ownership Target for that year, the Employee shall purchase on the open market or acquire under the K Plus Plan or under the Company's Compensation Reduction Plan (such obligation being referred to in this Agreement as the "Annual Purchase Requirement") such number of Target Shares as may be necessary to cause the Employee's Annual Purchase Percentage (calculated pursuant to paragraph 4.1 (d) above), to equal or exceed ______ percent; PROVIDED, HOWEVER, that the value of Target Shares to be purchased under the Annual Purchase Requirement, when reduced by the value of Target Shares disposed of during the year, shall not exceed the difference between the value of the Employee's holdings of Target Shares as of January 1 of the calendar year and the Stock Ownership Target.

               (c) STOCK OWNERSHIP TARGET MET. If the Target Shares held by the Employee as of January 1 of a calendar year, when valued in accordance with Section 4.2 (a), have a value that equals or exceeds the Employee's Stock Ownership Target for that year, the Annual Purchase Requirement for such year shall be deemed to be satisfied and the Employee shall have no obligation to purchase additional Target Shares during the year.

               (d) INFORMATION REQUESTED FROM EMPLOYEE. The Employee shall provide the Company with such information, including evidence of beneficial ownership of Target Shares and of purchases and dispositions of Target Shares, as the Company may reasonably request to administer the Annual Purchase Requirement.

          4.3 WAIVER OF ANNUAL PURCHASE REQUIREMENT BY BOARD OF DIRECTORS. The Board of Directors of the Company, or a committee thereof to which the Board of Directors has delegated authority to administer the Plan (the "Plan Administrator"), may

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     waive the Annual Purchase Requirement for a given calendar year if the
     Plan Administrator finds, in its absolute discretion, that compliance with the Annual Purchase Requirement would result in extraordinary hardship for the Employee.

          4.4 WAIVER OF ANNUAL PURCHASE REQUIREMENT BY EXECUTIVE OFFICER. Any executive officer to whom appropriate authority has been delegated pursuant to Section 4 (c) of the Plan may waive the Annual Purchase Requirement for a given calendar year if (i) such officer finds, in his or her absolute discretion, that compliance with the Annual Purchase Requirement would result in extraordinary hardship for the Employee AND (ii) the value of the Target Shares held by the Employee on January 1 of the year exceeded the Minimum Ownership Target.

     5. RESTRICTION ON TRANSFER. The Employee shall not assign, encumber, pledge or otherwise transfer, voluntarily or involuntarily, any Grant Shares that are not Vested.

     6. MERGERS, CONSOLIDATIONS OR CHANGES IN CAPITAL STRUCTURE. If, after the date of this Agreement, the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, or in the event of any consolidation, merger or plan of exchange involving the Company pursuant to which the Company's Common Stock is converted into cash, any Common Stock, other securities or other consideration issued or distributed with respect to the Grant Shares in any such transaction shall be subject to the restrictions and conditions set forth herein, including the escrow requirements of Sections 2 and 7.

     7. ESCROW. The certificates and associated stock powers delivered to the Escrow Holder pursuant to Section 2.2 of this Agreement shall be held in escrow until (i) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Grant Shares have Vested, or (ii) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Grant Shares have been forfeited to the company pursuant to Section 3.3. Upon receipt by the Escrow Holder of one of the foregoing certificates, the Escrow Holder shall deliver to the Employee or the Company, as appropriate, certificates representing all of the Grant Shares to which the Employee or the Company, as applicable, is entitled.

     8.   NO RIGHT TO EMPLOYMENT.  Nothing in this Agreement or the Plan shall
(i) confer upon the Employee any right to be continued in the employment of the Employee's employer or interfere in any way with the right of such employer to terminate the Employee's employment at any time, for any reason or no reason, with or without cause, or to decrease the Employee's compensation or benefits, or (ii) confer upon the Employee any right to the continuation, extension, renewal, or modification of any compensation, contract or arrangement with or by the Company.

     9. RIGHTS AS SHAREHOLDER. Subject to Section 2.2 and the other provisions of this Agreement, the Employee shall be entitled to all of the rights of a shareholder with respect to the Grant Shares, including the right to vote such shares and to receive ordinary dividends payable

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with respect to such shares from the date of grant.  Until the Grant Shares become Vested, they will be treated for federal income tax purposes as owned by the Company and dividends paid to the Employee with respect to the Grant Shares will be treated for federal income tax purposes as additional compensation. The Employee acknowledges that the certificates representing the Grant Shares may bear such legends as may be required by law with respect to the rights and restrictions applicable to the shares.

     10. WITHHOLDING TAXES. The Company shall have the right to require the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.

     11. APPROVALS. The obligations of the Company under this Agreement and the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grant evidenced by this Agreement. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver the Grant Shares if such issuance or delivery would violate or result in a violation of applicable state or federal securities laws.

     12.  MISCELLANEOUS.

          12.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Oregon, without regard to the choice of law principles applied in the courts of such state.

          12.2 SEVERABILITY. If any provision or provisions of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

          12.3 ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements between the Company and the Employee relating to the subject matter hereof.

          12.4 AMENDMENT. This Agreement may be amended or modified only pursuant to the Plan or by written consent of the Company and the Employee.

          12.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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                                  COMPANY: PACIFICORP, an Oregon corporation

                                       By:
                                           --------------------------------

                                    Title: Senior Vice President
                                           --------------------------------



                                 EMPLOYEE:
                                           --------------------------------
                                           [signature]

                                           --------------------------------
                                           [type or print name]


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